Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	MAF Bancorp, Inc.	Contact:	Jerry A. Weberling, EVP
	55th Street & Holmes Avenue		and Chief Financial Officer
	Clarendon Hills, IL 60514		Michael J. Janssen,
Senior Vice President
	www.mafbancorp.com		(630) 325-7300

MAF BANCORP, INC. TO PARTICIPATE IN

MIDWEST 2006 SUPER-COMMUNITY BANK CONFERENCE AND

KEEFE, BRUYETTE & WOODS 2006 REGIONAL BANK CONFERENCE

Clarendon Hills, Illinois, February 24, 2006 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Midwest 2006 Super-Community Bank Conference to be held in Chicago, Illinois on February 28 and March 1, 2006. The Company’s presentation will be broadcast on the Internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=101669 and will also be available through MAF’s website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp, and Kenneth Koranda, Vice Chairman and President of MAF Bancorp, which is scheduled to be delivered on Tuesday, February 28, 2006 at 2:40 p.m. Central Time.

MAF will also be participating in the Keefe, Bruyette & Woods 2006 Regional Bank Conference to be held in Boston, Massachusetts on March 1-2, 2006. The Company’s presentation will be broadcast on the Internet at http://www.kbw.com/news/conference_regional.html and will also be available at www.mafbancorp.com. Allen Koranda is scheduled to deliver his presentation on Thursday, March 2, 2006 at 9:55 a.m. Central Time. Both presentations will be available on the respective websites for two weeks following the conferences.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 82 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name “St. Francis Bank, a division of Mid America Bank, fsb.” The Company’s common stock trades on the Nasdaq Stock Market under the symbol MAFB.

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